                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Bay Networks, Inc. on Form S-4 of our report dated September 6, 1996 (September 20, 1996 as to the sixth and ninth paragraphs of Note 7) relating to the financial statements of Penril DataComm Networks, Inc., appearing in the Proxy/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy/Prospectus.

DELOITTE & TOUCHE LLP

Washington, DC
October 16, 1996